UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 5, 2008, CVB Financial Corp. (the “Company”) entered into a Letter Agreement with the United States Treasury (“Treasury”) (the “Letter Agreement”), pursuant to which the Company issued and sold to the Treasury, and the Treasury purchased from the Company, in a private placement transaction for an aggregate purchase price of $130,000,000 (i) 130,000 shares of a newly created series of the Company’s preferred stock, no par value (the “Preferred Stock”) to be designated “Series B Fixed Rate Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), and (ii) a warrant to acquire up to 1,669,521 shares of the Company’s common stock, no par value (the “Common Stock”) at an exercise price of $11.68 per share.
     In conjunction with the Letter Agreement, on December 5, 2008 the Company entered into an agreement with the United States Treasury (“Side Letter”) agreeing that at all times while any shares of the designated Preferred Stock are outstanding it shall maintain a range of directors of the Company that will permit the holder of the Series B Preferred Stock to elect two directors.
     On December 17, 2008, the Company’s board of directors approved an amendment to Article III, Section 3.3 of the Company’s bylaws (the “Bylaws”) to provide that the authorized number of directors will automatically be increased by two in the event dividends payable on the Series B Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive.
     Specifically, the first paragraph of Section 3.3 of the Bylaws now has been amended in its entirety to read as follows:
“3.3 NUMBER OF DIRECTORS. (a) The authorized number of directors shall not be less than seven (7) nor more than thirteen (13). The exact number of directors shall be fixed from time-to-time, within the limits specified in this subsection by a resolution adopted by the Board of Directors or by an amendment of the Bylaws adopted by the Board of Directors. Notwithstanding anything in these bylaws to the contrary, for so long as the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Designated Preferred Stock”) is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Article III, Section 3.3 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the Corporation’s board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.”

     A copy of the Bylaw amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Section 3.3 of the Bylaws of the Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 22, 2008	CVB FINANCIAL CORP. (Registrant)
	By:	/s/ Edward J. Biebrich, Jr.
		Name:	Edward J. Biebrich, Jr.
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Section 3.3 of the Bylaws of the Company

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